Exhibit 99.1

News From

Buena, NJ 08310

Release Date: November 4, 2019

Contact:	Damian Finio Teligent, Inc. (856) 336-9117 www.teligent.com

TELIGENT, INC. ANNOUNCES THIRD QUARTER 2019 RESULTS

BUENA, NJ - (GlobeNewswire) - Teligent, Inc. (NASDAQ: TLGT), a New Jersey-based specialty generic pharmaceutical company, today announced its financial results for the third quarter ended September 30, 2019.

Third Quarter 2019 Highlights

•Net revenues of $18.5 million for the third quarter of 2019, a $0.2 million increase over the same quarter in 2018

•Gross margin of 39% for the third quarter of 2019, a 200 basis point increase from the 37% reported in the same quarter of 2018 and year-to-date gross margin of 43%, a 900 basis point increase from the 34% reported for the same nine month period in 2018, primarily driven by favorable customer and product mix

•$2.1 million of product development and research expenses in the third quarter of 2019, compared to $3.1 million for the same quarter in 2018

•Operating income was $0.2 million for the third quarter of 2019, an improvement of $1.4 million over the operating loss of $1.2 million reported in the same quarter of 2018

•As a result of the fluctuation in foreign exchange rates during the third quarter of 2019, the Company recorded a non-cash loss in the amount of $2.2 million related to the foreign currency translation of its intercompany loans and other balances held in foreign currencies, as compared to a non-cash loss in the amount of $0.2 million in the same quarter of 2018

•Adjusted EBITDA was $2.1 million in the third quarter of 2019, reflecting an improvement of $1.5 million compared to $0.6 million in the same quarter of 2018

“For the second consecutive quarter, Teligent reported revenues exceeding $18 million and positive Adjusted EBITDA. We also realized a year-to-date gross margin of 43%,” said Jason Grenfell-Gardner, President and Chief Executive Officer.

Mr. Grenfell-Gardner continued, “Since the end of the third quarter, we announced our strategic review of non-core assets, received approval for Gentamicin Sulfate Cream USP 0.1%, issued $34.4 million of convertible bonds, and most importantly, filed a prior approval supplement for ranitidine hydrochloride injection. These actions, coupled with our third quarter financial results, are critical components and solid evidence that we continue to forge the path to profitable growth.”

Mr. Grenfell-Gardner concluded, "We remain confident in achieving gross margins in excess of 40% for the full year, are well-positioned to deliver adjusted EBITDA margins in excess of 10% for the full year, and with a strong fourth quarter, we project revenues of $68.5 million to $72.5 million for the full year."

About Teligent, Inc.

Teligent is a specialty generic pharmaceutical company. Our mission is to be a leading player in the specialty generic prescription drug market. Learn more on our website www.teligent.com.

Forward-Looking Statements

This press release includes certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, plans, objectives, expectations and intentions, and other statements contained in this press release that are not historical facts and statements identified by words such as “plan,” “believe,” “continue,” “should” or words of similar meaning. Factors that could cause actual results to differ materially from these expectations include, but are not limited to: our inability to meet current or future regulatory requirements in connection with existing or future ANDAs; our inability to achieve profitability; our failure to obtain FDA approvals as anticipated; our inability to execute and implement our business plan and strategy; the potential lack of market acceptance of our products; our inability to protect our intellectual property rights; changes in global political, economic, business, competitive, market and regulatory factors; and our inability to successfully complete future product acquisitions. These statements are based on our current beliefs or expectations and are inherently subject to various risks and uncertainties, including those set forth under the caption “Risk Factors” in Teligent, Inc.’s most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other periodic reports we file with the Securities and Exchange Commission. Teligent, Inc. does not undertake any obligation to update any forward-looking statements contained in this document as a result of new information, future events or otherwise, except as required by law.

Non-GAAP Financial Measures

In addition to reporting financial information required in accordance with U.S. generally accepted accounting principles (GAAP), Teligent is also presenting EBITDA, Adjusted EBITDA and Adjusted EBITDA before product development and research which are non-GAAP financial measures. Since EBITDA, Adjusted EBITDA and Adjusted EBITDA before product development and research costs are non-GAAP financial measures, they should not be used in isolation or as a substitute for consolidated statements of operations and cash flow data prepared in accordance with GAAP. In addition, Teligent's definition of Adjusted EBITDA and adjusted net loss may not be comparable to similarly titled non-GAAP financial measures reported by other companies.

Adjusted EBITDA, as defined by the Company, is calculated as follows:

Net loss, plus:

Depreciation expense

Amortization of intangibles

Impairment losses

Interest expense, net

Amortization of debt issuance costs, debt discounts and debt extinguishment

Provision for income taxes

Foreign currency exchange gain/(loss)

Non-cash stock-based compensation expense

The Company believes that Adjusted EBITDA is a meaningful indicator, to both Company management and investors, of the past and expected ongoing operating performance of the Company. EBITDA is a commonly used and widely accepted measure of financial performance. Adjusted EBITDA is deemed by the Company to be a useful performance indicator because it includes an add back of non-cash and non-recurring operating expenses which have little to no bearing on cash flows and may be subject to uncontrollable factors not reflective of the Company's true operational performance.

While the Company uses EBITDA, Adjusted EBITDA and Adjusted EBITDA before product development and research costs in managing and analyzing its business and financial condition and believes these non-GAAP financial measures to be useful to investors in evaluating the Company's performance, it is open to certain shortcomings. EBITDA and Adjusted EBITDA do not take into account the impact of capital expenditures on either the liquidity or the financial performance of the Company and likewise omit share-based compensation expenses, which may vary over time and may represent a material portion of overall compensation expense.  Due to the inherent limitations of EBITDA, Adjusted EBITDA and Adjusted EBITDA before product development and research costs, the Company's management utilizes comparable GAAP financial measures to evaluate the business in conjunction with EBITDA and Adjusted EBITDA and encourages investors to do likewise.

The Company also presents a non-GAAP financial measure of adjusted net income (loss) and adjusted net income (loss) per diluted share, to show the adjusted net income when EBITDA adjustments are added back or subtracted out of the traditional GAAP reported net income (loss). Adjusted diluted earnings per share, as defined by the Company, is equal to adjusted net income divided by the actual or anticipated diluted share count for the applicable period.

TELIGENT, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except shares and per share information)

	Three months ended September 30,		Nine months ended September 30,
	2019	2018	2019	2018

Revenue, net	$18,466	$18,294	$49,929	$49,088

Costs and Expenses:
Cost of revenues	11,186	11,575	28,346	32,365
Selling, general and administrative expenses	5,007	4,845	15,707	15,932
Product development and research expenses	2,064	3,087	7,721	10,445
Total costs and expenses	18,257	19,507	51,774	58,742
Operating income/ (loss)	209	(1,213)	(1,845)	(9,654)

Other Expense:
Foreign currency exchange loss	(2,167)	(176)	(2,458)	(2,071)
Debt partial extinguishment of 2019 Notes	—	—	(185)	(2,467)
Interest and other expense, net	(5,160)	(2,693)	(15,262)	(7,764)
Loss before income tax expense	(7,118)	(4,082)	(19,750)	(21,956)

Income tax expense	(5)	(137)	76	(90)

Net loss	$(7,113)	$(3,945)	$(19,826)	$(21,866)

Basic and diluted loss per share	$(0.13)	$(0.07)	$(0.37)	$(0.41)

Weighted average shares of common stock outstanding:
Basic and diluted shares	53,850,427	53,625,768	53,835,336	53,532,277

TELIGENT, INC. AND SUBSIDIARIES
GROSS TO NET DEDUCTIONS
(in thousands)

	Three months ended September 30,		Nine months ended September 30,
	2019	2018	2019	2018

Gross product sales	$41,814	$40,111	$108,550	$124,801

Reduction to gross product sales:
Chargebacks and billbacks	14,573	10,739	37,285	49,103
Wholesaler fees for service	2,355	1,662	6,303	2,774
Sales discounts and other allowances	6,658	11,335	16,371	28,636
Total reduction to gross product sales	23,586	23,736	59,959	80,513

Product sales, net	18,228	16,375	48,591	44,288

Contract manufacturing product sales	167	1,878	1,097	4,626

Research and development services and other income	71	41	241	174

Total product sales, net	$18,466	$18,294	$49,929	$49,088

TELIGENT, INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP MEASURES
(in thousands)

	Three months ended September 30,		Nine months ended September 30,
	2019	2018	2019	2018

Net loss	$(7,113)	$(3,945)	$(19,826)	$(21,866)

Depreciation	922	570	2,700	1,703
Amortization of intangibles	746	752	2,260	2,302
Impairment losses	—	—	—	22
Interest expense (1)	3,585	540	10,605	684
Amortization of debt issuance costs, debt discounts and debt extinguishment	1,575	2,153	4,842	9,547
Provision for income taxes	(5)	(137)	76	(90)
EBITDA	(290)	(67)	657	(7,698)

Foreign currency exchange loss	2,167	176	2,458	2,071
EBITDA after foreign currency exchange loss/(gain)	1,877	109	3,115	(5,627)
Non-cash stock-based compensation expense	212	469	896	1,573
Adjusted EBITDA (2)	2,089	578	4,011	(4,054)

Product development and research expenses	1,837	2,761	6,832	9,468

Adjusted EBITDA before product development and research expenses	$3,926	$3,339	$10,843	$5,414

 (1) Includes $2.2 million and $6.4 million of payment-in-kind interest during the three and nine months ended September 30, 2019 respectively.

(2) Adjusted EBITDA excludes certain add backs available to the Company in calculating Consolidated Adjusted EBITDA under the terms of the Ares Loan Agreement used for determining covenant compliance.

TELIGENT, INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP ADJUSTED NET LOSS
(in thousands, except share and per share information)

	Three months ended September 30,		Nine months ended September 30,
	2019	2018	2019	2018

Net loss	$(7,113)	$(3,945)	$(19,826)	$(21,866)

Amortization of debt issuance costs, debt discounts and debt extinguishment	1,575	2,153	4,842	9,547
Provision for income taxes	(5)	(137)	76	(90)
Amortization of intangibles	746	752	2,260	2,302
Impairment losses	—	—	—	22
Foreign currency exchange loss	2,167	176	2,458	2,071
Non-cash stock-based compensation expense	212	469	896	1,572
Adjusted net loss	$(2,418)	$(532)	$(9,294)	$(6,442)

Non-GAAP adjusted net loss per basic and diluted share	$(0.04)	$(0.01)	$(0.17)	$(0.12)